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                                                                   EXHIBIT 12(A)

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  SALTON, INC.


                                                       26 WEEKS
                                                         ENDED
                                                        1/1/2005                                    YEAR ENDED
(IN THOUSANDS, EXCEPT RATIOS)                          (UNAUDITED)    2004          2003        2002       2001
------------------------------------------------------------------------------------------------------------------
Fixed Charges
  Interest and amortization of debt issuance costs
  on all indebtedness                                   $  26,845   $  40,192    $  41,008   $  43,357   $  39,043
  Add interest element implicit in rentals                  1,752       3,557        3,807       3,040       3,724
                                                        ----------------------------------------------------------
    Total fixed charges                                 $  28,597   $  43,749    $  44,815   $  46,397   $  42,767

Income (Loss)
  Income (Loss) before income taxes                     $   4,889   $(100,387)   $  10,916   $  44,541   $  73,846
  Add fixed charges                                        28,597      43,749       44,815      46,397      42,767
                                                        ----------------------------------------------------------
  Income (Loss) before fixed charges and income taxes   $  33,486   $ (56,638)   $  55,731   $  90,938   $ 116,613
                                                        ==========================================================
Ratio of earnings to fixed charges                           1.17       (1.29)        1.24        1.96        2.73

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